UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION OF PECO III

As of and For the Six Months Ended June 30, 2018 and For the Year Ended December 31, 2017

The following unaudited pro forma condensed consolidated financial information sets forth:

•
The historical consolidated financial information as of and for the six months ended June 30, 2018, derived from Phillips Edison Grocery Center REIT III, Inc.’s (“PECO III,” “we,” the “Company,” “our,” or “us”) unaudited consolidated financial statements, and the historical consolidated statement of operations for the year ended December 31, 2017, derived from PECO III’s audited consolidated financial statements;

•
Pro forma adjustments to give effect to PECO III disposing of three properties and entering into the Grocery Retail Partners II, LLC joint venture (“Joint Venture”) with a wholly-owned subsidiary or affiliate of Northwestern Mutual Life Insurance Company (“NM”) on PECO III’s consolidated balance sheet as of June 30, 2018, as if the transaction closed on June 30, 2018; and

•
Pro forma adjustments to give effect to the Joint Venture on PECO III’s consolidated statement of operations for the six months ended June 30, 2018 and for the year ended December 31, 2017, as if the transaction closed on January 1, 2017.

These unaudited pro forma condensed consolidated financial statements are prepared for informational purposes only in accordance with Article 11 of Regulation S-X. These statements are based on assumptions and estimates considered appropriate by our management; however, they are not necessarily indicative of what our consolidated financial condition or results of operations actually would have been assuming the Joint Venture had been consummated as of the dates previously indicated, nor do they purport to represent the consolidated financial position or results of operations for future periods. Although one of our 2017 acquisitions was considered a significant transaction, we have excluded results prior to the date of acquisition since that property will be disposed of as part of the Joint Venture transaction. Previous pro forma results for that acquisition can be found in Amendment No. 2 to our Form S-11 Registration Statement filed with the SEC on March 13, 2018.

This pro forma condensed consolidated financial information should be read in conjunction with:

•
PECO III’s unaudited consolidated financial statements and the related notes thereto as of and for the six months ended June 30, 2018, included in our Quarterly Report on Form 10-Q filed with the SEC on August 10, 2018; and

•
PECO III’s audited consolidated financial statements and the related notes thereto for the year ended December 31, 2017, included in our Registration Statement on Form S-11/A (Amendment No. 3) filed with the SEC on April 13, 2018.

The values of the individual assets contributed to the Joint Venture were based on the asset acquisition costs plus any capital improvements made as of June 30, 2018. The values of the individual assets when the transaction closes are not expected to be materially different from the information presented. We anticipate accounting for the Joint Venture as an equity method investment.

PHILLIPS EDISON GROCERY CENTER REIT III, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2018
(In thousands)

	Historical	Transaction Adjustments (A)		Total Pro Forma
ASSETS
Total investment in real estate assets, net	$55,531	$(46,375)		$9,156
Investment in unconsolidated joint venture	—	4,650	(B)	4,650
Cash and cash equivalents	479	34,850	(C)	35,329
Deferred financing expense, net	1,433	—		1,433
Other assets, net	1,065	(149)		916
Total assets	$58,508	$(7,024)		$51,484
LIABILITIES AND EQUITY
Liabilities:
Debt obligation	$7,000	$(7,000)	(C)	$—
Acquired below-market lease liabilities, net	2,342	(1,876)		466
Accounts payable – affiliates	4,066	—		4,066
Accounts payable and other liabilities	2,201	(346)		1,855
Total liabilities	15,609	(9,222)		6,387
Equity:
Total stockholders’ equity	42,899	2,198	(D)	45,097
Total liabilities and equity	$58,508	$(7,024)		$51,484

PHILLIPS EDISON GROCERY CENTER REIT III, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2018
(In thousands)

	Historical	Transaction Adjustments (E)		Total Pro Forma
Revenues:
Rental income	$2,072	$(1,704)		$368
Tenant recovery income	920	(836)		84
Other property income	14	(9)		5
Total revenues	3,006	(2,549)		457
Expenses:
Property operating	471	(351)		120
Real estate taxes	714	(666)		48
General and administrative	947	(237)	(G)	710
Depreciation and amortization	1,267	(1,078)		189
Total expenses	3,399	(2,332)		1,067
Other:
Interest expense	(695)	113	(H)	(582)
Income from investment in unconsolidated joint venture	—	29	(I)	29
Other expense, net	(88)	(14)		(102)
Net loss	$(1,176)	$(89)		$(1,265)
Earnings per common share:
Loss per share - basic and diluted	$(0.20)			$(0.21)
Weighted-average common shares outstanding:
Basic and diluted	5,951			5,951

PHILLIPS EDISON GROCERY CENTER REIT III, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2017
(In thousands)

	Historical (Audited)	Disposed Properties (E)	Other Adjustments (F)		Total Pro Forma
Revenues:
Rental income	$1,186	$(1,124)	$675		$737
Tenant recovery income	366	(345)	148		169
Other property income	6	(6)	10		10
Total revenues	1,558	(1,475)	833		916
Expenses:
Property operating	277	(222)	200		255
Real estate taxes	208	(202)	89		95
General and administrative	1,051	(27)	(147)	(G)	877
Acquisition expenses	79	(8)	—		71
Depreciation and amortization	655	(623)	346		378
Total expenses	2,270	(1,082)	488		1,676
Other:
Interest expense	(1,157)	226	(232)	(H)	(1,163)
Income from investment in unconsolidated joint venture	—	—	49	(I)	49
Net (loss) income	$(1,869)	$(167)	$162		$(1,874)
Earnings per common share:
Loss per share - basic and diluted	$(1.02)				$(1.02)
Weighted-average common shares outstanding:
Basic and diluted	1,832				1,832

NOTE 1 — BASIS OF PRO FORMA PRESENTATION

Phillips Edison Grocery Center REIT III, Inc. (“PECO III,” “we,” the “Company,” “our,” or “us”) was formed as a Maryland corporation on April 15, 2016. Substantially all of our business is conducted through Phillips Edison Grocery Center Operating Partnership III, L.P. (“Operating Partnership”), a Delaware limited partnership formed on July 29, 2016. We are a limited partner of the Operating Partnership, and our wholly owned subsidiary, Phillips Edison Grocery Center OP GP III LLC, is the sole general partner of the Operating Partnership.
We intend to invest primarily in real-estate related assets, including well-occupied, grocery-anchored neighborhood and community shopping centers leased to a mix of national and regional creditworthy retailers selling necessity-based goods and services in strong demographic markets throughout the United States. In addition, we may invest in other retail properties including power and lifestyle shopping centers, multi-tenant shopping centers, free-standing single-tenant retail properties, and other real estate and real estate-related loans and securities depending on real estate market conditions and investment opportunities that we determine are in the best interests of our stockholders.
On November 2, 2018, we signed an agreement to enter into the Grocery Retail Partners II, LLC joint venture (“Joint Venture”) with a wholly-owned subsidiary or affiliate of Northwestern Mutual Life Insurance Company (“NM”). Under the terms of the agreement, we will contribute our ownership interests in three shopping centers (“contributed properties”) to the Joint Venture, a contribution value of approximately $46.5 million, and NM will contribute approximately $42 million in cash, which the Joint Venture will distribute to us. Our net equity value in the Joint Venture will be approximately $4.6 million, or 10% of the total equity.

NOTE 2 — ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(A)	Unless otherwise noted, adjustments represent the removal of the contributed properties from our consolidated balance sheet.

(B)
Represents our estimated initial equity investment in the Joint Venture, calculated as the asset acquisition costs plus any capital improvements made for the contributed properties as of the date the transaction closes, which will be approximately $46.5 million, less approximately $42 million in cash that will be distributed to us upon closing.

(C)	The Joint Venture will distribute cash to us upon closing of the transaction, which we anticipate using a portion of to extinguish our outstanding debt.

(D)
Primarily represents our anticipated gain of approximately $2 million on the disposition of the contributed properties, which is equal to the contribution value of our contributed properties of approximately $46.5 million less the expected net book value of those properties at the time of closing.

NOTE 3 — ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(E)	Unless otherwise noted, adjustments represent the removal of operating income and expenses related to the contributed properties from our consolidated statements of operations.

(F)
Unless otherwise noted, adjustments reflect the results of Orange Grove Station, which was acquired in December 2017 and will remain in our portfolio, as if it had been acquired on January 1, 2017. Although adjustments related to the acquisition of Orange Grove Station are not required, we believe the impact the acquisition had on our operations was meaningful, especially following the Joint Venture transaction, and therefore have included such adjustments for pro forma purposes.

(G)
Primarily represents the removal of the asset management fee charged by Phillips Edison & Company, Inc. (“PECO”) for the ongoing management and monitoring of the performance of the contributed properties. Upon completion of the Joint Venture transaction, asset management fees for these assets will be paid to PECO by the Joint Venture.

(H)	Represents the following adjustments (in thousands):

	For the Six Months Ended June 30, 2018	For the Year Ended December 31, 2017
Net change in unsecured revolving credit facility unused fee expenses(1)	$(6)	$(153)
Interest expense removed on unsecured revolving credit facility due to debt repayment at the time the transaction closes	119	12
Additional amortization of deferred financing costs associated with PECO III’s unsecured revolving credit facility(1)	—	(91)
Pro forma adjustment to interest	$113	$(232)

(1)	We entered into the unsecured revolving credit facility in March 2017. For pro forma purposes, we have assumed that the credit facility was in place as of January 1, 2017.

(I)	Represents the income from our investment in the Joint Venture, as shown below (in thousands):

	For the Six Months Ended June 30, 2018	For the Year Ended December 31, 2017
Historical net income from the contributed properties	$446	$167
Pro forma adjustment to net income assuming the contributed properties were acquired as of January 1, 2017(1)(2)	55	744
Estimated asset management fees to be charged by PECO to the Joint Venture(3)	(209)	(419)
Estimated net income for the Joint Venture	$292	$492

PECO III’s 10% share of the Joint Venture’s income	$29	$49

(1)
Two of the contributed properties were acquired after January 1, 2017. As such, we made pro forma adjustments in calculating the estimated Joint Venture’s income to reflect the results of the contributed properties as if they had been acquired on January 1, 2017.

(2)
In December 2016 we entered into a mortgage note that was secured by the property at Publix at St. Cloud and was payable to Phillips Edison Limited Partnership. The mortgage note had a variable interest rate of the London Interbank Offered Rate plus 2.25%, with interest payable monthly in arrears and the principal balance due at maturity. The mortgage note had a maturity date of December 2018, but was paid in full in August 2017. For purposes of this pro forma, we have assumed that this note was extinguished on January 1, 2017, and have removed the associated interest.

(3)
PECO has historically charged us an asset management fee for managing and monitoring the performance of our assets, but historical net income from the contributed properties excludes asset management fee expenses. PECO will charge the Joint Venture an asset management fee equal to 1% of the total contributed equity value, payable monthly.

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